                              NET PERCEPTIONS, INC.

                        CHANGE IN CONTROL SEVERANCE PLAN

                                       AND

                            SUMMARY PLAN DESCRIPTION







                                            Plan Effective Date: March __, 1999

                              NET PERCEPTIONS, INC.

                        CHANGE IN CONTROL SEVERANCE PLAN
                                       AND
                            SUMMARY PLAN DESCRIPTION

The Net Perceptions, Inc. Change in Control Severance Plan (the "Plan") is primarily designed to provide eligible officers and other key employees of Net Perceptions, Inc. (the "Company") whose employment is terminated in connection with a change in control occurring after an initial public offering with separation pay and other benefits in the event of involuntary termination.

This Plan is designed to be an "employee welfare benefit plan," as defined in
Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). This Plan is governed by ERISA and, to the extent applicable, the laws of the State of California. This document constitutes both the official plan document and the required summary plan description under ERISA.

I.       ELIGIBILITY

You will be eligible for severance benefits under the Plan if:

         - you are an officer of the Company or you are a key employee of the Company named on Schedule A;

         - your active employment is Involuntarily Terminated other than for Cause within the eighteen (18) month period following a Change in Control or you decline to accept a position with the successor corporation;

         - you execute the General Release of All Claims, a copy of which is attached, within the prescribed number of days following your date of termination, as set forth in the attached General Release of All Claims; and

         -    you are NOT in one of the excluded categories listed below.

You are NOT eligible for severance benefits under this Plan if:

         - you are employed with a successor employer following a Change in Control. However, you would be eligible for severance benefits pursuant to the terms of the plan upon a subsequent Involuntary Termination other than for Cause within 18 months following a Change in Control; or

         -    you are dismissed for Cause.

II.      HOW THE PLAN WORKS

If you are eligible for severance benefits under the Plan, the amount of your severance pay will be


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determined in accordance with the guidelines set forth
below, subject to the Golden Parachute Tax limitation set forth below:

         -    Six (6) months of Salary, payable in a single lump sum within ten
              (10) days of your cessation of employment. If you (and, if applicable, your dependents) elect COBRA continuation coverage, the Company will pay the entire cost of such coverage for the lesser of a six (6) month period or until your COBRA eligibility ends.

SALARY generally means your base salary at your date of termination and does NOT include, for example, bonuses, overtime compensation, incentive pay, sales commissions or expense allowances.

INVOLUNTARY TERMINATION shall mean the termination of your employment with the
Company:

                   (A) involuntarily upon your discharge or dismissal other than for Cause, or

                   (B) voluntarily or involuntarily following (I) a change in your position with the Company which materially reduces your level of responsibility, (II) a reduction in your level of cash compensation (including base salary and bonuses) or (III) a change in your place of employment which is more than 25 miles from your place of employment prior to the change, PROVIDED AND ONLY IF such change or reduction is effected without your written concurrence.

CAUSE means your willful breach of duty unless waived by the Company (which willful breach is limited to your deliberate and consistent refusal to perform your duties or the deliberate and consistent refusal to conform to or follow any reasonable policy adopted by the Company provided you have had prior written notice of such refusal and an opportunity to cure), your unauthorized use or disclosure of the confidential information or trade secrets of the Company, your conviction of a felony under the laws of the United States or any state thereof, or your gross negligence.

CHANGE IN CONTROL shall have the meaning assigned to such term in the Company's 1999 Equity Incentive Plan.

GOLDEN PARACHUTE TAX LIMITATION

The Internal Revenue Code imposes a 20% excise tax on certain payments and other benefits received by certain officers and shareholders in connection with a change of control involving the Company. Such payments can include severance pay and acceleration of option vesting. In the event that the cash severance payment you would receive under this Plan, when added to any other payments or benefits received by you, would (i) constitute a "parachute payment" within the meaning of Section 280G of the Internal Revenue Code ("Code") and (ii) be subject to the 20% excise tax imposed by Section 4999 of the Code, then your cash severance payments shall be either payable in full or
              payable as to such lesser amount which would result in no portion of the compensation payable to you being subject to excise tax under Section 4999 of the Code,

whichever of the foregoing amounts, taking into account the applicable Federal, state and local income taxes and the 20% excise tax imposed by Code Section 4999, results in your receipt, on an after-tax basis, of the greatest amount. No payments due you outside of this Plan shall be reduced by reason of this paragraph. Unless you and the Company agree otherwise in writing, any determination required to make this adjustment shall be made in writing by the Company's independent public accountants or other outside auditors selected by the Company immediately prior to the change of control triggering the parachute payments, whose determination shall be binding upon you and the Company. You and the Company are obligated to furnish to the accountants such information and documents as the accountants may reasonably request. The Company shall bear all costs of engaging the accountants in connection with these calculations.

III.     OTHER IMPORTANT INFORMATION

PLAN ADMINISTRATION. As the Plan Administrator, the Company has full discretionary authority to administer and interpret the Plan, including discretionary authority to determine eligibility for benefits under the Plan and the amount of benefits (if any) payable per participant. Any determination by the Plan Administrator will be final and conclusive upon all persons. The Plan Administrator hereby delegates to the Chief Financial Officer all of its administrative duties. Accordingly, the Chief Financial Officer, on behalf of the Plan Administrator, has full discretionary authority to carry out its delegated duties. Any determination by the Chief Financial Officer will be final and conclusive upon all persons. The Company, as the Plan Administrator, will indemnify and hold harmless the Chief Financial Officer for carrying out the responsibilities of the Plan Administrator; provided, however, such person does not act with gross negligence or willful misconduct.

BENEFITS. When benefits are due, they will be paid from the general assets of the Company. The Company is not required to establish a trust to fund the Plan. The benefits provided under this Plan are not assignable and may be conditioned upon your compliance with any confidentiality agreement you have entered into with the Company or upon your compliance with any Company policy or program.

CLAIMS PROCEDURE. If you believe you are incorrectly denied a benefit or are entitled to a greater benefit than the benefit you receive under the Plan, you may submit a signed, written application to the Plan Administrator within ninety
(90) days of your Termination Date. You will be notified of the approval or denial of this claim within ninety (90) days of the date that the Plan Administrator receives the claim, unless special circumstances require an extension of time for processing the claim. If your claim is denied, the notification will state specific reasons for the denial and you will have sixty
(60) days from receipt of the written notification of the denial of your claim to file a signed, written request for a review of the denial with the Plan Administrator. This request should include the reasons you are requesting a review, facts supporting your request and any other relevant comments. Pursuant to its discretionary authority to administer and interpret the Plan and to determine eligibility for benefits under the Plan, the Plan

Administrator will generally make a final, written determination of your eligibility for benefits within sixty (60) days of receipt of your request for review.

PLAN TERMS. This Plan supersedes any and all prior separation, severance and salary continuation arrangements, programs and plans which were previously offered by the Company, for which you are eligible, but excluding terms of the Company's stock option plans and individual letter agreements which address the vesting of stock options or restricted stock.

PLAN AMENDMENT OR TERMINATION. The Company, acting through its Board of Directors or its Compensation Committee, reserves the right to terminate or amend the Plan at any time and in any manner. Any termination or amendment of the Plan may be made effective immediately with respect to any benefits not yet paid, whether or not prior notice of such amendment or termination has been given to affected employees. However, no amendment or termination may be approved following any Change in Control involving the Company.

TAXES. The Company will withhold taxes and other payroll deductions from any severance payment.

NO RIGHT TO EMPLOYMENT. This Plan does not provide you with any right to continue employment with the Company or affect the Company's right, which right is hereby expressly reserved, to terminate the employment of any individual at any time for any reason with or without cause.

IV.  STATEMENT OF ERISA RIGHTS

As a participant in the Plan, you are entitled to certain rights and protections under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). ERISA provides that all Plan participants shall be entitled to:

       1. Examine, without charge, at the Plan Administrator's office, all Plan documents, including all documents filed by the Plan with the U.S. Department of Labor.

       2. Obtain copies of all Plan documents and other Plan information upon written request to the Plan Administrator. The Plan Administrator may make a reasonable charge for the copies.

       3. File suit in a federal court, if you, as a participant, request materials and do not receive them within thirty (30) days of your request. In such a case, the court may require the Plan Administrator to provide the materials and to pay you a fine of up to $100 for each day's delay until the materials are received, unless the materials were not sent because of reasons beyond the control of the Plan Administrator.

In addition to creating rights for certain employees of the Company under the Plan, ERISA imposes obligations upon the people who are responsible for the operation of the Plan. The people who operate the Plan (called "fiduciaries") have a duty to do so prudently and in the interest of the Company's employees who are covered by the Plan.

No one, including your employer or any other person, may fire you or otherwise discriminate against you in any way to prevent you from obtaining a benefit to which you are entitled under the Plan or from exercising your rights under ERISA.

If your claim for a severance benefit is denied or ignored, in whole or in part, you have a right to file suit in a federal or a state court. If Plan fiduciaries are misusing the Plan's assets (if any) or if you are discriminated against for asserting your rights, you may seek assistance from the U.S. Department of Labor or file suit in a federal court. The court will decide who will pay court costs and legal fees. If you are successful in your lawsuit, the court may, if it so decides, order the party you have sued to pay your legal costs, including attorney fees. However, if you lose, the court may order you to pay these costs and fees, for example, if it finds that your claim or suit is frivolous.

If you have any questions about the Plan, this statement or your rights under ERISA, you should contact the Plan Administrator or the nearest Area Office of the U.S. Labor-Management Services Administration, Department of Labor.

                           ADDITIONAL PLAN INFORMATION


---------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------
Name of Plan:                     Net Perceptions, Inc. Change in Control Severance Plan
---------------------------------------------------------------------------------------------
Company Sponsoring Plan:          Net Perceptions, Inc.
                                  7901 Flying Cloud Drive
                                  Minneapolis, Minnesota  55344
                                  (612) 903-9424
---------------------------------------------------------------------------------------------
Employer Identification           41-1844584
Number:
---------------------------------------------------------------------------------------------
Plan Number:                      50_
---------------------------------------------------------------------------------------------
Plan Year:                        The calendar year; the first plan year shall end
                                  December 31, 1999
---------------------------------------------------------------------------------------------
Plan Administrator:               Net Perceptions, Inc.
                                  7901 Flying Cloud Drive
                                  Minneapolis, Minnesota  55344
                                  (612) 903-9424
---------------------------------------------------------------------------------------------
Agent for Service of              Plan Administrator
Legal Process:
---------------------------------------------------------------------------------------------
Type of Plan:                     Severance Plan/Employee Welfare Benefit Plan
---------------------------------------------------------------------------------------------
Plan Costs:                       The cost of the Plan is paid by Net Perceptions, Inc.
---------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------


                                   SCHEDULE A

                        LIST OF KEY EMPLOYEE PARTICIPANTS

                          GENERAL RELEASE OF ALL CLAIMS

     In consideration of the severance benefit to be paid to me by Net Perceptions, Inc. under the Net Perceptions, Inc. Severance Plan, I hereby fully and forever release and discharge Net Perceptions, Inc. and its directors, officers, employees, agents, successors, predecessors, subsidiaries, shareholders, employee benefit plans and assigns (together called "the Company"), from all claims and causes of action arising out of or relating in any way to my employment with the Company, including the termination of my employment.

     1. I understand and agree that this RELEASE is a full and complete waiver of all claims, including (without limitation) claims of wrongful discharge, breach of contract, breach of the covenant of good faith and fair dealing, violation of public policy, defamation, personal injury or emotional distress and claims under Title VII of the Civil Rights Act of 1964, as amended, the Fair Labor Standards Act, the Equal Pay Act of 1963, the Americans With Disabilities Act, the Civil Rights Act of 1866, the California Fair Employment and Housing Act or any other federal or state law or regulation relating to employment or employment discrimination. I further understand and agree that this RELEASE is a full and complete waiver of all claims, including (without limitation) claims under the Employee Retirement Income Security Act of 1974, as amended (ERISA), related to severance benefits. I further understand that by this RELEASE I agree not to assist, encourage, institute or cause to be instituted the filing of any administrative charge or legal proceeding against the Company relating to employment discrimination.

     2. I also hereby agree that nothing contained in this RELEASE shall constitute or be treated as an admission of liability or wrongdoing by the Company or me.

     3. I agree to abide by the Company's Proprietary Information and Inventions Agreement that I previously executed.

     4. In addition, I hereby expressly waive any and all rights and benefits conferred upon me by the provisions of Section 1542 of the Civil Code of the State of California or any analogous provision under any other state law, which states as follows:

     A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

     5. I understand that I have until the close of business on ________ __, 199_, to review and consider this RELEASE, discuss it with an attorney of my own choosing, and decide to execute it or not execute it. I hereby acknowledge that I have read and understand the foregoing RELEASE and that I sign it voluntarily and without coercion. I further acknowledge that I was given an opportunity to consider and review this RELEASE and to consult with an attorney of my own choosing concerning the waivers contained in this RELEASE and that the waivers are knowing, conscious and with full appreciation that I am forever foreclosed from pursuing any of the rights that I waived.

           , 199
-------- --     -         -------------------------------------------------
Signature

-----------------------------------------
Print Full Name

                  -------------------------------------------------
                    YOU ARE ADVISED TO CONSULT AN ATTORNEY BEFORE
                                SIGNING THIS RELEASE.
                  -------------------------------------------------

                          GENERAL RELEASE OF ALL CLAIMS

     In consideration of the severance benefit to be paid to me by Net Perceptions, Inc. under the Net Perceptions, Inc. Severance Plan, I hereby fully and forever release and discharge Net Perceptions, Inc. and its directors, officers, employees, agents, successors, predecessors, subsidiaries, shareholders, employee benefit plans and assigns (together called "the Company"), from all claims and causes of action arising out of or relating in any way to my employment with the Company, including the termination of my employment.

1. I understand and agree that this RELEASE is a full and complete waiver of all claims, including (without limitation) claims of wrongful discharge, breach of contract, breach of the covenant of good faith and fair dealing, violation of public policy, defamation, personal injury or emotional distress and claims under Title VII of the Civil Rights Act of 1964, as amended, the Fair Labor Standards Act, the Equal Pay Act of 1963, the Americans With Disabilities Act, the Civil Rights Act of 1866, the Age Discrimination in Employment Act of 1967, as amended (ADEA), the California Fair Employment and Housing Act or any other federal or state law or regulation relating to employment or employment discrimination. I further understand and agree that this RELEASE is a full and complete waiver of all claims, including (without limitation) claims under the Employee Retirement Income Security Act of 1974, as amended (ERISA), related to severance benefits. I further understand that by this RELEASE I agree not to assist, encourage, institute or cause to be instituted the filing of any administrative charge or legal proceeding against the Company relating to employment discrimination.

               2. I also hereby agree that nothing contained in this RELEASE shall constitute or be treated as an admission of liability or wrongdoing by me or by the Company.

               3. I agree to abide by the Company's Proprietary Information and Inventions Agreement that I previously executed.

               4. In addition, I hereby expressly waive any and all rights and benefits conferred upon me by the provisions of Section 1542 of the Civil Code of the State of California, or any analogous provision under any other state law, which states as follows:

A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

               5. I hereby acknowledge that I have read and understand the foregoing RELEASE and that I sign it voluntarily and without coercion. I further acknowledge that I was given an opportunity to consider and review this RELEASE and to consult with an attorney of my own choosing concerning the waivers contained in this RELEASE and that the waivers are knowing, conscious and with full appreciation that I am forever foreclosed from pursuing any of the rights that I waived.

               6. I understand that I have the right to consult with an attorney before signing this Release. I also understand that, as provided under the Older Workers Benefit Protection Act of 1990, I have 45 days after receipt of this RELEASE to review and consider this RELEASE, discuss it with an attorney of my own choosing, and decide to execute it or not execute it. I also understand that I may revoke this RELEASE during a period of seven days after I sign it and that this RELEASE will not become effective for seven days after I sign it (and then only if I do not revoke it). In order to revoke this RELEASE, I must deliver to the __________ of Net Perceptions, Inc., within seven days after I executed this RELEASE, a letter stating that I am revoking it.

     7. I acknowledge that I have been provided with a notice, as required by the Older Workers Benefit Protection Act of 1990, that contains information about the individuals covered under the Net Perceptions, Inc. Change in Control Severance Plan, the eligibility factors for participation in the Plan, the time limits applicable to the Plan, the job titles and ages of the employees designated to participate in the Plan, and the job titles and ages of the employees who have not been designated to participate in the Plan. (See ATTACHMENT 1.)

     8. I understand that if I choose to revoke this RELEASE within seven days after I signed it, I will not receive any severance benefit and the RELEASE will have no effect.

     9.   Before signing my name to this RELEASE, I state that:

I have read it,

I understand it,

I know that I am giving up important rights,

I am aware of my right to consult an attorney before signing it, and

I have signed it knowingly and voluntarily.

           , 199
-------- --     -       --------------------------------
Signature

----------------------------------
Print Full Name

                                  ATTACHMENT 1

                                  NOTICE ABOUT

           THE NET PERCEPTIONS, INC. CHANGE IN CONTROL SEVERANCE PLAN

     As required by the Older Workers Benefit Protection Act of 1990, this notice contains information about the individuals covered under the Net Perceptions, Inc. Change in Control Severance Plan (the "Plan"), the eligibility factors for participation in the Plan, the time limits applicable to the Plan, the job titles and ages of the employees designated to participate in the Plan, and the job titles and ages of the employees who have not been designated to participate in the Plan.


     1. The Plan applies to regular employees of the Company whose employment is terminated following a Change in Control on or after ________ __, 199_, and on or before ________ __, 199_ (provided that they meet the other requirements of the Plan).

     Employees are not eligible to receive a benefit under the Plan unless they sign a General Release of All Claims (the "Release"). Employees who have attained age 40 must return the Release to the Company within 45 days after receiving the form. Once the signed Release is returned to the Company, the employees have seven days to revoke the Release.

     The following is a listing of the ages and job titles of employees of the Company who were and were not selected for termination and participation in the
Plan:


-------------------------------------------------- ----------- ------------------------ -----------------------------
JOB TITLE                                          AGE         NUMBER SELECTED          NUMBER NOT SELECTED
-------------------------------------------------- ----------- ------------------------ -----------------------------

-------------------------------------------------- ----------- ------------------------ -----------------------------

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